Putnam Dynamic Asset Allocation Balanced Fund Period ending 3/31/17

1.	Sub Management Contract between Putnam Investment Management, LLC and Putnam Investments Limited dated February 27, 2014; Schedule
A amended as of October 27, 2016 Incorporated by reference to Post Effective Amendment No. 36 to the Registrants Registration
Statement filed on January 27, 2017.